Exhibit 21.1

SUBSIDIARIES OF REGISTRANT
Cenveo, Inc.
Cenveo Corporation
Cenveo Alberta Finance, LP
Cenveo Commercial Ohio, LLC
Cenveo Government Printing, Inc.
Cenveo McLaren Morris and Todd Company
Cenveo MM&T Packaging Company
3120587 Nova Scotia Company
Cenveo Omemee LLC
Cenveo Resale Ohio, LLC
Cenveo Services, LLC
CNMW Investments, Inc.
Colorhouse China, Inc.
Discount Labels, LLC
Rx Technology Corp.
Rx JV Holding, Inc.
CRX Holding, Inc.
CRX JV, LLC
PC Ink Corp.
Printegra Corporation
Madison/Graham ColorGraphics, Inc.
Madison/Graham ColorGraphics Interstate Services, Inc.
Cadmus Delaware, Inc.
Cadmus Direct Marketing, Inc.
Cadmus Financial Distribution, Inc.
Cadmus Hong Kong Limited
Cadmus Interactive, Inc.
Cadmus International Holdings, Inc.
Cadmus Investments, LLC
Cadmus Journal Services, Inc.
Cadmus KnowledgeWorks International Ltd. (Mauritius)
KnowledgeWorks Global Ltd. (India)
Cadmus Marketing Group, Inc.
Cadmus Marketing, Inc.
Cadmus Marketing UK Limited (UK)
Cadmus/O’Keefe Marketing, Inc.
Cadmus Packaging Company Limited (Thailand)
Cadmus Packaging Private Limited (India)
Cadmus Packaging (Shanghai) Co. Ltd. (China)
Cadmus Printing Group Inc.
Cadmus Technology Solutions, Inc.
Cadmus UK, Inc.
American Graphics, Inc.
CDMS Management, LLC
Expert Graphics, Inc.
Garamond/Pridemark Press, Inc.
Old TSI Inc.
Port City Press, Inc.
Science Craftsman Incorporated
Vaughn Printers Incorporated
VSUB Holding Company
Washburn Graphics, Inc.
Commercial Envelope Manufacturing Co., Inc.
Berlin & Jones Co., LLC
Henrich Envelope, LLC
Cenveo CEM, LLC
Cenveo CEM, Inc.
Rex Corporation
136 Eastport Road, LLC
Lightning Labels, LLC